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                                                                    EXHIBIT 99.1



                                              Contact:     Sitrick And Company
                                                           Ann Julsen
                                                           Brenda Adrian
                                                           (615) 660-4480
                                                           (310) 788-2850


FOR IMMEDIATE RELEASE


       SERVICE MERCHANDISE ANNOUNCES 1999 RESULTS AND 2000 BUSINESS PLAN;
                 AFTER EXCEEDING 1999 STABILIZATION PLAN GOALS,
        COMPANY WILL EXPAND FOCUS ON JEWELRY AND COMPLEMENTARY HARDLINES
                    SUPPORTED BY INCREASED INTERNET PRESENCE

                   TWO-YEAR STORE REMODELING PROGRAM PLANNED;
    STRATEGIC REAL ESTATE INITIATIVE TO UNLOCK VALUE IN REAL ESTATE HOLDINGS

                EXISTING DIP CO-AGENT, FLEET RETAIL FINANCE INC.,
        COMMITS $600 MILLION, FOUR-YEAR DIP AND EXIT FINANCING FACILITIES

       HUMAN CAPITAL INITIATIVES INCLUDE REDUCED CORPORATE AND STORE LEVEL STAFFING AND ENHANCED SEVERANCE PROGRAM FOR TRANSITIONAL EMPLOYEES

          COMPANY CONTINUES TO TARGET EMERGENCE FROM CHAPTER 11 IN 2001 AND CONFIRMS LIKELY CANCELLATION OF EXISTING COMMON STOCK IN
             CONNECTION WITH ANTICIPATED 2001 PLAN OF REORGANIZATION


     NASHVILLE, TENNESSEE - FEBRUARY 22, 2000 - Reflecting the success of its stabilization efforts during 1999, Service Merchandise Company, Inc. (OTCBB:SVCDQ) today reported EBITDAR (earnings before interest, taxes, depreciation, amortization and restructuring charges) from continuing operations of $25.2 million for the year ended January 2, 2000. EBITDAR from continuing operations for the three months ended January 2, 2000 was $68.3 million compared to $49.1 million for the prior year fourth quarter. EBITDAR from continuing operations for the nine months ended January 2, 2000 - encompassing reporting periods following the commencement of the Company's voluntary Chapter 11 case on March 27, 1999 - was $47.6 million, exceeding the Company's 1999 Stabilization Plan by $12.6 million, or 36.1 percent. As key components of its 2000 Business Plan, Service Merchandise today also announced strategic initiatives involving the refinement of its product mix with a heightened focus on jewelry and a more targeted assortment of hardlines, and a convergence of its store selling environments and established Internet structure. The Company's 2000 Business Plan also includes initiatives designed to maximize the value in the Company's real estate holdings.




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     To fund its 2000 Business Plan as well as future operations, and in anticipation of emergence from Chapter 11 in 2001, the Company has obtained a fully underwritten commitment from Fleet Retail Finance Inc., the co-agent under the Company's current $750 million debtor-in-possession (DIP) financing facility, for a new four-year $600 million credit facility. This new facility will replace the existing DIP financing and includes a commitment for exit financing post-reorganization.

                            1999 Fiscal Year Results

     In connection with the completion of its independent audit for the year ended January 2, 2000, the Company announced a net loss of $243.7 million, or $2.45 per common share, for the fiscal year, on net sales of $2.23 billion. For the prior year, the Company reported a net loss of $110.3 million, or $1.11 per common share, on net sales of $3.17 billion. For the 13 weeks ended January 2, 2000, the Company reported net income of $28.0 million, or $.28 per share, on net sales of $835.7 million, as compared with a net loss of $41.8 million, or a loss of $.42 per share, on net sales of $1.29 billion for the 14 weeks ended January 3, 1999.

     Commenting on the year's financial results, Chief Executive Officer Sam Cusano said that "the Company continues to make good progress in its restructuring efforts, with 1999 as a year of stabilization for Service Merchandise. The year's results included costs associated with closed facilities, restructuring and reorganization items of $135.0 million incurred in connection with the closing of 122 stores, the disposition of surplus inventory and real estate interests, and in connection with the Company's reorganization cases. The Company's EBITDAR results substantially exceeded the benchmark targets established in our 1999 Stabilization Plan and reflect the Company's strong performance during the 1999 holiday season. The Company's liquidity position remains strong at year-end, with minimum availability of $150 million and maximum excess availability of more than $400 million at year-end."

                               2000 Business Plan

     Mr. Cusano said that building on the successful stabilization of the Company's business through its 1999 Business Plan initiatives, its strong liquidity and audited 1999 financial results, which exceeded plan projections, and based on significant analyses of its business, Service Merchandise has formulated a strategic plan designed to establish long-term profitability and to maximize the value of the Company. "Our 2000 Business Plan, which will be formally presented to the Company's lenders, vendors, landlords, employees and other creditors in March 2000, capitalizes on Service Merchandise's key assets, including our industry-leading jewelry franchise, the best of our hardlines business, our well-located real estate assets and our established Internet infrastructure."

     Mr. Cusano also said that the Company intends to file motions this month with the Bankruptcy Court in Nashville seeking approval at the April 2000 omnibus hearing of certain elements of the Company's 2000 Business Plan, including the new Fleet financing facility, modifications to the Company's existing employee retention program, and the retention of



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advisors in connection with the Company's strategic real estate and other 2000
Business Plan initiatives.

     He said that in determining the Company's refined product mix and other 2000 Business Plan initiatives, management conducted in-depth customer research, reviewed the financial performance of each of the Company's lines of business, analyzed the Company's overhead cost structure, investigated potential cost reductions and reviewed the Company's store space needs and real estate value opportunities.

     "Service Merchandise's jewelry operations, which sell more jewelry per store each year than competitive national jewelry chains and department stores, and contribute the majority of Service Merchandise's EBITDAR, are the cornerstone of the Company's business. Conversely, Service Merchandise compares less favorably to its competitors in certain hardlines sectors, which continue to be unprofitable for the Company, as a result of the limited amount of space devoted to each category and the highly competitive nature of those sectors," Mr. Cusano stated.

     Based on the Company's analyses and market review, Service Merchandise will expand its focus during 2000 on its core competency - the design, manufacture and sale of jewelry - while also offering a more targeted selection of hardlines items that customers have historically shown an affinity for purchasing at Service Merchandise. The Company will exit certain unprofitable hardlines categories, including toys, juvenile, sporting goods, most consumer electronics and indoor furniture. The Company plans to conduct clearance sales at its 221 stores in the ordinary course of business over the next several months in order to rebalance its inventory requirements consistent with the 2000 Business Plan.

     "Going forward, Service Merchandise will feature an expanded offering of jewelry and jewelry-related products as the centerpiece of the business,"
Mr. Cusano stated. "This enhanced jewelry strategy will feature wider assortments within all categories of jewelry, with the bulk of the expansion in diamonds. Service Merchandise plans to expand in the area of higher-end or 'guild' products, composed of an assortment of classic, elegant jewelry in heavier weight and higher qualities at great values."

     "In addition to our enhanced jewelry selection, we are focusing on hardlines categories that have historically performed well for us and which the customer has come to expect from Service Merchandise," said Mr. Cusano. "These ongoing categories of housewares and giftware include tabletop, cookware, small appliances, dining and patio furniture, pantryware, silver, crystal, personal care, floor care, luggage and clocks."

     An important element of the Company's strategy is the convergence of the Internet and store selling environments. Each Service Merchandise store will feature Internet kiosks that will provide immediate access to the Company's web site, www.servicemerchandise.com, its bridal and gift registry, and its store directory. Using the in-store Internet kiosks, customers will be able to purchase and pick up merchandise from the store or have it delivered to their homes. The Company also expects to enter into additional vendor partnerships similar to its recently


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announced alliances with brands such as Corning, Black and Decker and Panasonic
Home. Under these alliances, Service Merchandise plans to offer a portion of each company's product line in its stores and the entire product line via the Internet. The Company is working to establish a system to offer the hardlines categories which will no longer be carried in stores for purchase via the Internet based on vendor ability to ship directly to consumers.

            Strategic Reorganization Timeline and Reorganization Plan

     The Company said that the 2000 Business Plan was the next step in the strategic reorganization timeline established by the Company and announced to creditors, shareholders, landlords, employees and other interested parties at the outset of its Chapter 11 reorganization cases last year. The Company said that, after successfully completing the Company's stabilization plan during 1999, the 2000 Business Plan, if also successfully implemented, should provide the framework for a plan of reorganization to be proposed, filed, prosecuted, confirmed and consummated by the Company during 2001. The Company said that the plan or plans of reorganization presently being considered by the Company involve a debt conversion of the Company's prepetition unsecured claims into new common equity of the reorganized company. Under such circumstances, the existing common stock of the Company would be cancelled and existing shareholders would not receive any distribution in connection with the reorganization. The Company said that the value of its common stock was highly speculative since it was highly probable that it would be cancelled and therefore worthless if the expected plan of reorganization is consummated.

                        Strategic Real Estate Initiatives

     Mr. Cusano said that the Company's enhanced jewelry focus with a more targeted assortment of hardlines categories will also permit Service Merchandise to take initiatives to unlock value from its real estate assets, as the Company's stores will be reformatted to feature increased square footage for jewelry and related items, but less square footage overall. The Company plans to continue operating in substantially all of its 221 locations. All stores will receive Internet kiosks and other capital improvements. Seventy to 80 stores are scheduled for total refurbishment (including an expansion of the jewelry selling area) during the next six months while the balance will undergo a more limited capital improvement remodel during 2000. Another 70 to 80 stores are scheduled for total refurbishment and upgrade to an expanded jewelry selling area in 2001 and the Company will evaluate the long-term use, and possible replacement, of the remaining 50 to 60 stores as part of the Company's five year strategic business plan under development in connection with the expected plan of reorganization designed to permit the Company's exit from Chapter 11 in 2001. In connection with the store refurbishment program, approximately one-half of each store location will become available for subleasing or other real estate transactions.

     "Decreasing the size of each of our retail stores will create substantial surplus real estate for alternative use, allowing the Company to benefit from the increased market value of its real estate. The Company will work with its real estate advisors to identify and negotiate package real estate deals with retailers having similar demographic profiles to Service Merchandise and the



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ability to drive additional traffic to the Company's stores," Mr. Cusano said.
"The Company should benefit short-term from reduced occupancy costs, while long-term benefits include the potential income generation from our real estate holdings."

     As part of the elimination of certain unprofitable hardlines categories from its retail stores, the Company said that it will benefit from substantially reduced logistics demands across its retail network. The reductions will allow the Company to close its Orlando, Florida and Montgomery, New York distribution centers during 2000 and to consolidate its logistics operations in its Nashville regional distribution center.

     In a related action, Eric Kovats has been promoted to Senior Vice President, Stores, assuming overall responsibility for the Company's 221 stores. Mr. Kovats, 45, joined Service Merchandise in 1973, and has served in various store management and district management positions, including three years as Regional Vice President. He has been Vice President, Hardlines Stores Organization, since March 1999.

     "Eric Kovats brings 26 years of experience - at every level of our organization - to his new expanded position and we are extremely pleased that he will lead our stores as we move forward with our 2000 Business Strategy,"
Mr. Cusano said.

                            Human Capital Initiatives

     As part of the 2000 Business Plan, the Company will begin immediately to reduce the workforce at its corporate offices in Nashville and throughout its stores organization which will result in the elimination of approximately 4,800 positions in stages during the 2000 fiscal year. Approximately 350 distribution center positions will be also be impacted. "The reductions in force will bring our store and corporate support functions in line with the service requirements of our smaller store layout and corresponding reduced merchandise volume. We recognize and regret the impact this action will have on the associates whose hard work and contributions have played key roles in our progress during the past year," Mr. Cusano said. He also stated that the Company plans to seek approval of modifications to its existing employee retention program which will benefit go-forward employees and provide enhanced severance to most transitional employees who are asked to stay with the Company for a limited period of time to complete specific projects and objectives established by the Company.

                         DIP and Exit Credit Facilities

     Following the expected approval of the Bankruptcy Court and closing, the Company's new four-year, $600 million DIP and exit credit facility will replace the Company's existing $750 million DIP financing agreement and is expected to provide adequate DIP financing as well as exit financing for ongoing capital improvements, operating expenses and general working capital once the Company emerges from Chapter 11. The new facility will be agented by Fleet Retail Finance Inc., a co-agent of the current DIP facility, and fully underwritten by FleetBoston Robertson Stephens Inc. "We are very supportive of the Company and its 2000 Business Plan. We look forward to working with Service Merchandise as it implements its Plan


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and successfully emerges from Chapter 11," said Ward Mooney, President of Fleet
Retail Finance.

     The new credit facility is presently structured as a $600 million revolver, although Fleet has reserved the right to allocate up to $85 million to a term loan prior to closing. The facility also includes a letter of credit subfacility of $150 million and permits subordinated secured financing in amounts up to an additional $50 million on terms reasonably satisfactory to Fleet. The facility requires superpriority claim status and a first priority security interest in all assets subject to existing liens, and contains certain other customary priority provisions.

     The financing is subject to various customary terms and conditions, and must be closed by the Company no later than May 31, 2000. The facility will mature four years from closing but can be converted to exit financing by the Company at any time during the four-year term as long as applicable conditions to conversion are satisfied. The interest rate during the first year of the term is LIBOR plus 250 basis points or prime plus 75 basis points; thereafter, the interest rate on the facility is subject to quarterly adjustment pursuant to a pricing grid based on availability and/or EBITDA with ranges of 200 to 275 basis points over LIBOR and 25 to 100 basis points over prime.

     The borrowing base under the facility is substantially similar to the Company's existing $750 million DIP facility except for increases in certain seasonal advance rates and total availability based on real estate holdings. The facility has no mandatory commitment reductions or mandatory prepayments except, prior to exit from Chapter 11, the facility includes a daily sweep of cash towards the revolver balance (subject to certain exceptions). Following exit from Chapter 11, the daily sweep would occur only during specified cash dominion events.

     The facility includes various covenants designed to facilitate implementation of the 2000 Business Plan and the Company's anticipated emergence from Chapter 11 in 2001. To fund capital expenditures, including the Company's planned two-year store renovation program, the proposed facility will permit the Company to invest up to $70 million of capital expenditures during 2000 (plus certain incremental amounts based on the amount of subleased space completed during the fiscal year). In 2001, the facility will permit capital expenditures up to $150 million less actual capital expenditures invested during 2000. During 2002 and 2003, the Company may invest up to $50 million each year with 100 percent carry over of unexpended amounts from prior years. The facility will include a financial covenant test similar to the test in the current $750 million DIP facility. The Company would not breach this financial covenant unless unused borrowing availability falls below $50 million and the Company fails to meet specified minimum EBITDAR performance. Excluded from the EBITDAR calculation are revenues and expenses associated with discontinued inventory lines, the Orlando and Montgomery warehouses and the reduction in force plan (including payroll and severance) except with respect to non-continuing EBITDAR amounts in excess of $100 million.

     There are no restrictions in the facility on the Company's ability to sublease and lease store space pursuant to the 2000 Business Plan; lease all or part of the corporate headquarters; sell, pursuant to sale-leasebacks or outright, the corporate headquarters, the Orlando and/or the Montgomery distribution centers; and/or implement a credit card receivables


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securitization program. The Company also retains the ability to complete intercompany restructurings, intercompany asset transfers and intercompany/third-party real estate transactions.

     Events of default under the facility include customary default provisions as well as key management provisions that would trigger a default in the event that both the current CEO and President ceased to be employed, unless at least one of them is replaced by a person reasonably satisfactory to Fleet within 90 days and/or the acquisition by any one person or entity of 50 percent of the voting stock of the company. Closing of the proposed facility is subject to customary closing conditions, including at least $155 million of availability at close and no material adverse change at the time of closing. Conversion of the DIP Facility to an exit facility is also based on customary closing conditions, including the Agent's reasonable satisfaction with capital structure, plan of reorganization and any materially revised projections, as well as the achievement by the Company of a specified trailing 12-month EBITDA (which varies depending on time of exit) and certain minimum availability (which varies from $50 to $100 million) depending on the time of exit.

     "With our new financing commitment and with the Court's approval earlier this month of our exclusive right to propose a reorganization plan through April 2001, the Company's 2000 Business Plan should serve as the basis for the creation of Service Merchandise's reorganization plan and emergence from Chapter 11 in 2001," Mr. Cusano said. The Company said that it will file the commitment letter agreed to between Fleet and the Company as an exhibit to a filing on Form 8-K with the Securities and Exchange Commission.

     Service Merchandise and its subsidiaries filed voluntary petitions for reorganization under Chapter 11 in the U.S. Bankruptcy Court for the Middle District of Tennessee in Nashville on March 27, 1999.

     Service Merchandise Company, Inc. operates 221 stores in 32 states. Customers may also shop by phone at 800-JEWELRY and on the web at www.servicemerchandise.com.

                             * * * * * * * * * * * *

     This press release includes certain forward-looking statements (statements other than with respect to historical fact, including statements relating to its 2000 Business Plan, its expected plan of reorganization and its expected DIP and exit credit facility) based upon management's beliefs, as well as assumptions made by and data currently available to management. This information has been, or in the future may be, included in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on a variety of assumptions that may not be realized and are subject to significant business, economic, judicial and competitive uncertainties and potential contingencies, including those set forth below, many of which are beyond the Company's control. Actual results may differ materially from those anticipated in any such forward-looking statements. The Company undertakes no obligation to update or revise any such forward-looking statements.

     The forward-looking statements and the Company's liquidity, capital resources and results of operations are subject to a number of risks and uncertainties including, but not limited to, the following: approval of plans and activities by the Bankruptcy Court, including the proposed Fleet Retail $600 million DIP and Exit Credit Facilities, proposed enhancements to the Company's existing employee retention program including the proposed enhanced severance program, and the Company's proposed strategic real estate initiatives; the ability of the

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Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the present DIP Facility and to close and operate pursuant to the new DIP and exit credit facility; the ability of the Company to conduct successful clearance sales in connection with the 2000 Business Plan; the ability of the Company to sublease successfully portions of its real estate in connection with the 2000 Business Plan; the ability of the Company to complete its store refurbishment program within cost and time expectations; the successful implementation of the consolidation of its distribution centers; risks associated with third parties seeking and obtaining Court action to terminate or shorten the exclusivity period, the time for the Company to accept or reject executory contracts including its store leases, and for appointment of a Chapter 11 operating trustee or to convert the Company's reorganization cases to liquidation cases; the ability of the Company to operate successfully under a Chapter 11 proceeding, achieve planned sales and margin, and create and have approved a reorganization plan in the Chapter 11 Cases; potential adverse developments with respect to the Company's liquidity or results of operations; the ability of the Company to obtain shipments, negotiate and maintain terms with vendors and service providers for current orders; the ability to fund and execute a Year 2000 Business Plan; the ability of the Company to achieve cost-savings; the ability of the Company to enter into satisfactory arrangements with third parties with respect to real estate and internet related strategies; the ability of the Company to attract, retain and compensate key executives and associates; competitive pressures from other retailers, including specialty retailers and discount stores, which may affect the nature and viability of the Company's business strategy; trends in the economy as a whole which may affect consumer confidence and consumer demand for the types of goods sold by the Company; the seasonal nature of the Company's business and the ability of the Company to predict consumer demand as a whole, as well as demand for specific goods; the ability of the Company to attract and retain customers; potential adverse publicity; real estate occupancy and development costs, including the substantial fixed investment costs associated with opening, maintaining or closing a Company store; uncertainties with respect to continued public trading in the Company's securities; the ability to effect conversions to new technological systems; and the ability to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to its Chapter 11 cases.

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